Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

As described more fully in Note 2 to these unaudited pro forma condensed combined financial statements, on June 1, 2013, we completed the acquisition of Aurizon pursuant to which we acquired all of the issued and outstanding common shares of Aurizon for consideration valued at CAD$4.47 per share ("the Acquisition").

On April 12, 2013, we completed an offering of $500 million in aggregate principal amount of our senior notes due May 1, 2021 (the “notes”). The net proceeds from the offering of the notes ($490 million) were used to partially fund the Acquisition.

The following unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2013 gives effect to the Acquisition and the offering of the notes as if they had occurred on January 1, 2012. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 is included in Exhibit 99.4 to our Current Report on Form 8-K/A filed on July 25, 2013.

For purchase accounting, the valuation of the Hecla shares was based upon the price of Hecla's shares of CAD$3.97 at the time of closing the Acquisition. See Note 2 to these unaudited pro forma condensed combined financial statements for additional information on the Acquisition. The components of purchase consideration were translated from CAD$ to US$ using a rate of 0.9645 in effect as of May 31, 2013.

The unaudited pro forma condensed combined statement of operations should be read in conjunction with the historical financial statements of Hecla and Aurizon including the notes thereto. The historical financial statements of Hecla for the year ended December 31, 2012 and the nine months ended September 30, 2013 are included in the Company's annual report on Form 10-K and the Company's quarterly report on Form 10-Q for the respective periods. The historical financial statements of Aurizon for the year ended December 31, 2012 and quarter ended March 31, 2013 are included as Exhibits 99.1 and 99.2 to our Current Report on Form 8-K/A filed on July 25, 2013.

The unaudited pro forma condensed combined statement of operations is not necessarily indicative of the operating results that would have been achieved if the Acquisition had been completed on the dates or for the periods presented, nor does it purport to project the results of operations of the combined entities for any future period. Actual amounts recorded subsequent to consummation of the Acquisition and upon completion of the allocation of consideration transferred will likely differ from those recorded in the unaudited pro forma condensed combined statement of operations. The unaudited pro forma condensed combined statement of operations does not reflect any special items such as integration costs or operating synergies that may be realized as a result of the Acquisition.

Hecla Mining Company

Unaudited Pro Forma Condensed Combined Statement of Operations

For the nine months ended September 30, 2013

(US$, dollars and shares in thousands, except per share amounts)

	Nine months ended September 30, 2013
	Hecla	Aurizon	Acquisition adjustments		Pro forma combined
		(Note 4)	(Notes 2 and 3)
Sales of products	$268,409	$76,166	$-		$344,575
Cost of sales and other direct production costs	163,770	42,399	-		206,169
Depreciation, depletion and amortization	53,224	18,410	(5,009)	(a)	66,625
	216,994	60,809	(5,009)		272,794
Gross profit	51,415	15,357	5,009		71,781
General and administrative	22,141	15,447	(3,966)	(d)	33,622
Exploration	18,511	2,703	-		21,214
Pre-developemnt	12,747	-	-		12,747
Lucky Friday suspension-related income	(1,401)	-	-		(1,401)
Aurizon acquisition costs	26,368	-	(25,600)	(d)	768
Other operating expenses	6,143	674	-		6,817
Income (loss) from operations	(33,094)	(3,467)	34,575		(1,986)
Other income (expense):
Other income (expense)	23,456	833	-		24,289
Interest expense, net of amounts capitalized	(14,506)	(551)	(8,043)	(b)	(23,100)
	8,950	282	(8,043)		1,189
Income (loss) before income taxes	(24,144)	(3,185)	26,532		(797)
Income tax provision	1,922	(1,221)	(6,534)	(c)	(5,833)
Net income (loss)	(22,222)	(4,406)	19,998		(6,630)
Preferred stock dividends	(414)	-	-		(414)
Income (loss) applicable to common shareholders	$(22,636)	$(4,406)	$19,998		$(7,044)

Basic and diluted loss per common share after preferred stock dividends	$(0.07)				$(0.02)

Weighted average number of common shares outstanding - basic	310,601		31,735	(e)	342,336

Weighted average number of common shares outstanding - diluted	310,601		31,735		342,336

See accompanying notes to these unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1.   Basis of presentation

Hecla Mining Company (“Hecla”) and Aurizon Mines Ltd. (“Aurizon”) entered into a definitive arrangement agreement pursuant to which Hecla acquired all of the issued and outstanding common shares of Aurizon (“Acquisition”; see Note 2 for more information). The Acquisition was completed on June 1, 2013, and is accounted for as a business combination. The unaudited pro forma condensed combined statement of operations is prepared on that basis, and is presented to give effect to the acquisition of all of the outstanding common shares of Aurizon by Hecla. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2013 gives effect to the Acquisition as if it occurred on January 1, 2012.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2013 is based upon and derived from and should be read in conjunction with the historical unaudited condensed consolidated financial statements of Hecla for the nine-month period ended September 30, 2013. They are also based upon and derived from the historical financial results of Aurizon for the five-month period ended May 31, 2013, and should be read in conjunction with the historical unaudited financial statements of Aurizon for the period ended March 31, 2013. Hecla's historical financial statements were prepared and are presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”). Aurizon's historical financial statements are presented in Canadian dollars and were prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”), which differs in certain respects from GAAP. As described in Note 4 and for the purposes of the preparation of this unaudited pro forma condensed combined statement of operations only, Aurizon's historical financial statements have been adjusted to be presented under GAAP, were translated from CAD$ to US$, and were adjusted to conform to Hecla's accounting policies and presentation. The IFRS-to-GAAP and conforming adjustments to Aurizon's historical financial statements are unaudited.

The unaudited pro forma condensed combined statement of operations is not necessarily indicative of the operating results that would have been achieved if the Acquisition had been completed on the date or for the period presented, nor does it purport to project the results of operations of the combined entities for any future period or as of any future date. Actual amounts recorded subsequent to consummation of the Acquisition and upon completion of the allocation of consideration transferred will likely differ from those recorded in the unaudited pro forma condensed combined statement of operations. The unaudited pro forma condensed combined statement of operations does not reflect any special items such as integration costs or operating synergies that may be realized as a result of the Acquisition.

In preparing the unaudited pro forma condensed combined statement of operations, the following historical information was used:

•

Aurizon's statement of comprehensive income for the three months ended March 31, 2013 included in its unaudited financial statements for the first quarter of 2013 and prepared in accordance with IFRS as issued by the IASB;

•	Aurizon's unaudited financial results for April and May 2013 prepared in accordance with IFRS as issued by the IASB; and
•

Hecla's condensed consolidated statement of operations and comprehensive income (unaudited) for the nine months ended September 30, 2013 filed on Form 10-Q for the three months ended September 30, 2013 and prepared in accordance with GAAP.

The unaudited pro forma condensed combined statement of operations should be read in conjunction with the historical financial statements including the notes thereto, as listed above.

The significant accounting policies used in preparing the unaudited pro forma condensed combined statement of operations are set out in Hecla's consolidated financial statements filed on Form 10-K for the year ended December 31, 2012.

Amounts in this unaudited pro forma condensed combined statement of operations and notes are presented in U.S. dollars (“US$” or “$”) unless otherwise indicated.

Note 2.   Summary of the acquisition of Aurizon

On June 1, 2013, Hecla and Aurizon consummated the Acquisition pursuant to which Hecla acquired all of the issued and outstanding common shares of Aurizon for consideration valued at CAD$4.47 per share. Under the terms of the Acquisition, each holder of Aurizon common shares (a “Shareholder”) had the option of electing to receive either CAD$4.75 in cash (the “Cash Alternative”) or 0.9953 of a Hecla share (the “Share Alternative”) per Aurizon share, subject in each case to proration. Each Shareholder received CAD$3.11 in cash and 0.3442 of a Hecla share for each Aurizon share, with limited exceptions in which certain shareholders received 100% of their consideration in Hecla shares. Aurizon had 164,838,377 issued and outstanding common shares immediately prior to consummation of the Acquisition. An additional 747,132 Aurizon common shares were issued immediately prior to consummation of the Acquisition related to the conversion of in-the-money Aurizon stock options, resulting in a total of 165,585,509 issued and outstanding Aurizon common shares at the time of consummation of the Acquisition. Consideration transferred to consummate the Acquisition was comprised of cash paid by Hecla of CAD$514.5 million (US$496.2 million) and issuance of 56,997,790 shares of Hecla common stock valued at CAD$226.3 million (US$218.3 million) for total consideration of CAD$740.8 million (US$714.6 million) based on the US$ to CAD$ exchange rate of 0.9645 at the time of consummation. The value of Hecla stock issued as consideration was based upon the closing price at the time of consummation of CAD$3.97 (US$3.83) per share. For purposes of preparing this unaudited pro forma condensed combined statement of operations, the components of consideration and the allocation of assets acquired and liabilities assumed were translated from CAD$ to US$ using a rate of 0.9645 in effect as of May 31, 2013.

The following represents the allocation of the consideration transferred:

Consideration:
Cash payments	$496,211
Hecla stock issued (56,997,790 shares at $3.83 per share)	218,302
Total consideration	$714,513

Fair value of net assets acquired:
Assets:
Cash	$177,587
Accounts receivable	14,307
Inventory - bullion and stockpiled ore	8,090
Inventory - supplies	5,704
Other current assets	7,036
Property, plants, equipment and mineral interests, net	715,391
Non-current restricted cash and investments	4,471
Other non-current assets	795
Total assets	933,381
Liabilities:
Accounts payable	22,227
Accrued payroll and related benefits	7,613
Accrued taxes	509
Non-current deferred tax liability	177,016
Non-current reclamation	11,113
Other non-current liabilities	390
Total liabilities	218,868
Net assets	$714,513

Note 3.   The effect of the Acquisition and offering of notes on the unaudited pro forma condensed combined statement of operations

The unaudited pro forma condensed combined statements of operations include the following adjustments:

(a)

To adjust depreciation, depletion and amortization expense to reflect the fair value adjustment of approximately $510 million allocated to properties, plants, equipment and mineral interests. Depreciation, depletion and amortization expense is based on an estimated life of mine for the Casa Berardi Mine of approximately ten years. A significant amount of the consideration is allocated to value beyond proven and probable reserves, which is not immediately depreciable.

(b)

To record pro forma interest expense, net of amounts capitalized related to projects under construction during the first nine months of 2013, in addition to interest expense already included in Hecla's historical operating results, as follows (in thousands):

Senior notes maturing eight years after issuance	$25,781
Accretion of senior notes discount and amortization of deferred financing costs	1,078
Less: interest capitalized	(6,244)
Total pro forma interest expense, nine months ended 9/30/2013	20,615
Less: interest included in Hecla's historical condensed combined statement of operations	(12,572)
Pro forma adjustment	$8,043

The annual interest rate on the senior notes is fixed at 6.875%.

(c)

To record the estimated income tax effect of the pro forma adjustments. Hecla is a taxable entity; therefore, an adjustment is necessary to reflect an income tax provision as if Hecla had acquired Aurizon as of January 1, 2012. The current income tax provision applies a 44.55% effective tax rate, which varies from the amounts that would have resulted from applying the 39% blended statutory income tax rate to pre-tax income. In U.S. jurisdictions, this is primarily due to the effects of percentage depletion for all periods presented and the change in valuation allowance related to foreign operations. In Canadian jurisdictions, this is primarily due to the effects of non-operating costs that are not deductible for purposes of computing the Quebec Mining Tax.

(d)	To eliminate costs directly related to the Acquisition incurred by Hecla and Aurizon during the first nine months of 2013, as they are non-recurring.

(e)

To record the impact of issuance of 56,997,790 shares of Hecla common stock to Aurizon shareholders on the weighted average number of common shares outstanding. The shares issued were valued at CAD$3.97 per share or US$218.3 million, as discussed in Note 2 above.

Note 4.   Aurizon balances

The Aurizon balances presented in the unaudited pro forma condensed combined financial statements have been adjusted to reflect Hecla's GAAP accounting policies. The IFRS-to-GAAP and conforming adjustments to Aurizon's historical financial statements are unaudited. Revenues and expenses reflected in the statements of operations were translated at an average exchange rate of 0.9878 for the five months ended May 31, 2013. The source of this exchange rate is OANDA.com.

The following information illustrates the unaudited adjustments to conform the presentation of Aurizon's balances to GAAP and Hecla's presentation and the translation of the balances to U.S. dollars, as discussed above:

Aurizon Statement of Operations Data (Unaudited)

For the five months ended May 31, 2013

(CAD$ and US$, in thousands)

	IFRS, CAD$	U.S. GAAP Adjustments		Conforming Adjustments		U.S. GAAP CAD$	U.S. GAAP US$
Revenue	$77,107					$77,107	$76,166
Less: Cost of sales	(62,422)	861	(f)	18,637	(h)	(42,924)	(42,399)
Less: Depreciation, depletion, and amortization	-			(18,637)	(h)	(18,637)	(18,410)
Gross profit	$14,685	$861		$-		$15,546	$15,357

Other operating expenses
Exploration	(2,456)	(281)	(f)			(2,737)	(2,703)
General and administrative costs	(15,638)					(15,638)	(15,447)
Other net losses	(682)					(682)	(674)
Operating profit	(4,091)	580		-		(3,511)	(3,467)
Finance income	842					842	833
Finance costs	(446)	(111)	(g)			(557)	(551)
Other derivative gains	-					-	-
Profit (loss) before income and resource taxes	(3,695)	469		-		(3,226)	(3,185)
Income and resource tax expense	(1,150)	(130)	(f)			(1,237)	(1,221)
		43	(g)
Net profit (loss)	$(4,845)	$382		$-		$(4,463)	$(4,406)

(f)

To conform Aurizon's amounts to GAAP, certain exploration costs capitalized under IFRS were reclassified to expense under GAAP, and were tax-effected at a 38% statutory rate. Costs that were reclassified to expense relate primarily to surface drilling to define an underground zone of mineralization where reserves have not yet been identified, and to clear, construct, and drill in areas that are not within or adjacent to existing mineral reserves.

(g)

To adjust for the estimated difference in the value of the asset retirement obligation calculated under GAAP compared to the value calculated under IFRS, as different rates are used to discount estimated reclamation costs under each set of standards. The adjustment was tax-effected at a 38% statutory rate.

(h)	To conform Aurizon's amounts to Hecla's accounting policies and presentation, depreciation and depletion expense was reclassified from “Cost of sales” to “Depreciation, depletion, and amortization.”